RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of the ____ day of _________, 20__, between Forest Oil Corporation, a New York corporation (the “Company”), and __________________ (the “Employee”).

1.    Award. Pursuant to the Forest Oil Corporation 2007 Stock Incentive Plan, as amended (the “Plan”), as of the date of this Agreement, _____ shares of the Company’s common stock, par value $.10 per share (the “Restricted Stock”), shall be issued as hereinafter provided in the Employee’s name subject to certain restrictions thereon, in consideration of services that the Employee has performed for the Company in 20__ and services to be provided to the Company in the future. The Restricted Stock shall be issued upon acceptance of this Agreement by the Employee and upon satisfaction of the conditions of this Agreement. This award of Restricted Stock shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, which is available on http://corpweb1/. For paper copies of the Plan and prospectus please contact Stock Administration, 707 Seventeenth Street, Suite 3600, Denver, CO 80202, or call 303.812.1502. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control.

2.    Restricted Stock. The Employee hereby accepts the Restricted Stock when issued and agrees with respect thereto as follows:

(a)    Forfeiture Restrictions. The Restricted Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of the Employee’s employment with the Company for any reason other than death, Disability, or Involuntary Termination (as such terms are hereinafter defined), the Employee shall, for no consideration, forfeit to the Company all Restricted Stock to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Stock to the Company upon termination of employment are herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Stock. For purposes of this Agreement, the following capitalized words and terms shall have the meanings indicated below:

(i)    “Board” shall mean the Board of Directors of the Company.

(ii)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(iii)    “Committee” shall mean the committee of the Board that is selected by the Board to administer the Plan as provided in the Plan.

(iv)    “Corporate Change” shall mean the occurrence of any one or more of the following events:

(A)    the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company);

(B)    the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company);

(C)    the Company is to be dissolved and liquidated;

(D)    any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 40% of the outstanding shares of the Company’s voting stock (based upon voting power); or

(E)    as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

Notwithstanding the foregoing, the term “Corporate Change” shall not include any reorganization, merger or consolidation involving solely the Company and one or more previously wholly-owned subsidiaries of the Company.

(v)    “Disability” shall have the meaning set forth in the Severance Agreement, or if there is no Severance Agreement or if the Severance Agreement contains no such definition, “Disability” shall mean that, as a result of the Employee’s incapacity due to physical or mental illness, he shall have been absent from the full-time performance of his duties for six consecutive months, and he shall not have returned to full-time performance of his duties within 30 days after written notice of termination is given to the Employee by the Company (provided, however, that such notice may not be given prior to 30 days before the expiration of such six-month period).

(vi)    “Involuntary Termination” shall have the meaning set forth in the Severance Agreement, or if there is no Severance Agreement or if the Severance Agreement contains no such definition, “Involuntary Termination” shall mean any termination of the Employee’s employment with the Company which does not result from a resignation by the Employee; provided, however, that the term “Involuntary Termination” shall not include a termination as a result of death, Disability, or a termination of the Employee’s employment by the Company (or its subsidiaries) by reason of the Employee’s unsatisfactory performance of his duties, to be determined by the Company in its sole discretion, or final conviction of a misdemeanor involving moral turpitude or a felony.

(vii)    “Section 16 Person” shall mean an officer, director or affiliate of the Company or a former officer, director or affiliate of the Company who is subject to section 16 of the Securities Exchange Act of 1934, as amended.
(viii)    “Severance Agreement” means any Severance Agreement solely between the Employee and the Company in effect as of the date of this Agreement, as such may be amended or superseded from time to time.

(b)    Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Restricted Stock in accordance with the following schedule provided that the Employee has been continuously employed by the Company from the date of this Agreement through the lapse date:

Percentage of Total Number of
        Shares of Restricted Stock as to
    Lapse Date    Which Forfeiture Restrictions Lapse

Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Stock then subject to the Forfeiture Restrictions on (i) the date of a Corporate Change if the successor entity does not assume, convert or replace the Restricted Stock governed by this Agreement with an equity or equity-based award that is substantially the same in all material economic respects, (ii) the date the Employee’s employment with the Company is terminated by reason of death, Disability or Involuntary Termination, or (iii) at the Committee's discretion, as of the date determined by the Committee. For the avoidance of doubt, if, in connection with a Corporate Change, the successor entity assumes, converts or replaces this Agreement with an agreement that is substantially the same in all material economic respects, any Forfeiture Restrictions continuing after such Corporate Change with respect to such assumed, converted or replaced award shall lapse on the earliest to occur of (i) the lapse date set forth above or (ii) date of Employee's Involuntary Termination following such a Corporate Change.

(c)    Certificates. A certificate evidencing the Restricted Stock shall be issued by the Company in Employee’s name, pursuant to which Employee shall have all of the rights of a shareholder of the Company with respect to the Restricted Stock, including, without limitation, voting rights and the right to receive dividends; provided, however, that dividends paid in shares of the Company’s stock shall be subject to the Forfeiture Restrictions. The Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock until the Forfeiture Restrictions have expired and a breach of the terms of this Agreement shall cause a forfeiture of the Restricted Stock. The Company, in its discretion, may elect to complete the delivery of the Restricted Stock by means of electronic, book-entry statement, instead of issuing physical share certificates.

Certificates, if any, shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Stock occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this award. Upon the lapse of the Forfeiture Restrictions, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which the Employee is a party) in the name of the Employee in exchange for the certificate evidencing the Restricted Stock, or, as may be the case, it shall issue appropriate instructions to the transfer agent if the electronic, book-entry method is utilized. In any event, the Company, in its discretion, may elect to deliver the shares in certificate form or electronically to a brokerage account established for the Employee’s benefit at a brokerage financial institution selected by the Company. At the Company’s request, the Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Stock and the Employee agrees to complete and sign any other documents and take additional action that the Company may request to enable it to deliver the Restricted Stock on the Employee’s behalf.

(d)    Corporate Acts. The existence of the Restricted Stock shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 2(a) hereof shall not apply to the transfer of Restricted Stock pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefore shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Stock for all purposes of this Agreement and the certificates representing such stock, securities or other property shall include a legend to show such restrictions.

3.    Withholding of Tax. To the extent that the receipt of the Restricted Stock or the lapse of any Forfeiture Restrictions results in compensation income or wages to the Employee for federal, state or local income tax purposes, the Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of shares of common stock of the Company or money as the Company may require to meet its obligation under applicable tax laws or regulations, in accordance with the sub-sections below.

(a)    Non Section 16 Persons. The Employee shall automatically surrender to the Company shares of stock of the Company subject to this Agreement and with respect to which the Forfeiture Restrictions lapse (valued at their fair market value on the date of surrender of such shares) to satisfy any tax required to be withheld by reason of compensation income or wages resulting under this Agreement, unless the Employee elects to deliver to the Company a check in the amount of the required taxes at the time of the lapse of the Forfeiture Restrictions. An election pursuant to the preceding sentence shall be referred to herein as a “Withholding Election,” and the Company retains the right to impose conditions on the withholding election right. All Withholding Elections shall be made by written notice to the Company at its principal executive office addressed to the attention of the Secretary. So long as the Employee is not a Section 16 Person, the Employee may revoke such election by delivering to the Secretary written notice of such revocation at least 5 business days prior to the date such election is implemented through actual surrender or withholding of shares of stock of the Company.

(b)    Section 16 Persons. Notwithstanding the foregoing, if the Employee is a Section 16 Person, the Employee must provide the Company with an election form that must:

(i)    be in writing, signed, irrevocable and delivered at least six months prior to the date any tax withholding is required by reason of this Agreement (the “Withholding Date”) and either (1) authorize the surrender to the Company by the Employee of shares of stock of the Company subject to this Agreement and with respect to which the Forfeiture Restrictions lapse sufficient to satisfy any tax required to be withheld by reason of compensation income or wages resulting under this Agreement, or (2) confirm that the Employee will deliver to the Company a check in the amount of the required taxes at the time of the lapse of the Forfeiture Restrictions, or

(ii)    (a) be approved by the Committee, either before or after such election is made, (b) be made, and the Withholding Date occur, during a period beginning on the third business day following the date of release by the Company for publication of quarterly and annual summary statements of sales and earnings and ending on the thirtieth day following such date, and (c) be made more than six months after the effective date of this Agreement.

(c)    If the Employee fails to pay the required amount to the Company or fails to make an election pursuant to the foregoing sub-sections (a) or (b), the Company is authorized to withhold from any cash remuneration (or, if the Employee is not a Section 16 Person, stock remuneration, including withholding any Restricted Stock distributable to the Employee under this Agreement) then or thereafter payable to the Employee any tax required to be withheld by reason of compensation income or wages resulting under this Agreement or the disposition of Restricted Stock acquired under this Agreement.

4.    Status of Stock. The Employee agrees that the Restricted Stock issued under this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. The Employee also agrees that (i) certificates, if any, representing the Restricted Stock may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the Restricted Stock on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or, in the opinion of counsel satisfactory to the Company, of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Stock.

5.    Employment Relationship. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company as long as the Employee remains an employee of either the Company, an Affiliate (as such term is defined in the Plan), or any successor entity. Without limiting the scope of the preceding sentence, it is expressly provided that the Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs the Employee. Nothing in the adoption of the Plan, nor the award of the Restricted Stock thereunder pursuant to this Agreement, shall confer upon the Employee the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Employee’s employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Employee or the Company for any reason whatsoever, with or without cause. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

6.    Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Employee, such notices or communications shall be effectively delivered if hand delivered to the Employee at his principal place of employment or if sent by registered or certified mail to the Employee at the last address the Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

7.    Parachute Payment. If, in connection with a Corporate Change, the lapse of Forfeiture Restrictions on one or more shares of Restricted Stock pursuant to this Agreement comprises part of any "parachute payment" as defined in Code Section 280G(a)(2), the number of shares of Restricted Stock to which such accelerated lapse of Forfeiture Restrictions would otherwise apply may be reduced in accordance with the terms of the Severance Agreement, to the extent applicable.

8.    Entire Agreement; Amendment. This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between the Employee and the Company and constitutes the entire agreement between the Employee and the Company with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document. Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both the Employee and an authorized officer of the Company.

9.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee.

10.    Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the date first above written.

FOREST OIL CORPORATION

By:    ____________________________________
[Name]
[Title]

EMPLOYEE

________________________________________
[EMPLOYEE NAME]
SS#: _____________